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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 23, 2004




                         PARALLEL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                   0-13305                 75-1971716
  (State or other jurisdiction    (Commission File           (IRS Employer
of Incorporation or organization)      Number)             Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas                   79701
 (Address of Principal Executive Offices)                     (Zip Code)



                                  432-684-3727
              (Registrant's telephone number, including area code)








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

Item 9.  Regulation FD Disclosure.

         Parallel Petroleum Corporation wishes to disclose its press release, dated January 23, 2004, relating to its oil and gas reserves for the fiscal year ended December 31, 2003.

         In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 hereto is being furnished under this Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 12. Results of Operations and Financial Condition.

         The information included in Exhibit 99.1 hereto is also being furnished under this Item 12 and, in accordance with General Instruction B.6 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PARALLEL PETROLEUM CORPORATION


                                          By:/s/ Larry C. Oldham
                                             Larry C. Oldham, President and
                                             Chief Executive Officer

Dated:   January 23, 2004










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
                                                                    EXHIBIT 99.1

                                                                  PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring Street, Suite 400      Contact: Cindy Thomason
Midland, TX 79701   (432) 684-3727                 Manager of Investor Relations
http://www.parallel-petro.com                      cindyt@parallel-petro.com


               PARALLEL PETROLEUM REPLACES 250% OF 2003 PRODUCTION

MIDLAND, Texas, (BUSINESS WIRE), January 23, 2004 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced that it added approximately 3 million BOE to its reserve base in 2003, which represents 250% of its 2003 production of approximately 1.2 million BOE.

Parallel's proved reserve volumes increased approximately 15% to 14.8 MMBOE, or
88.8 BCFE, as of December 31, 2003 compared to 12.9 MMBOE, or 77.4 BCFE, as of December 31, 2002. The 15% increase in reserve volumes was due to the refracs on the Company's Fullerton properties in the Permian Basin of West Texas; initial drilling and workover results on its Lion Diamond M project, also in the Permian Basin of West Texas; and continued drilling success in its Cook Mountain gas project in East Texas and Yegua/Frio gas project onshore the gulf coast of South Texas.

Parallel's SEC PV-10% proved reserve value increased more than 20% to approximately $148 million as of December 31, 2003, compared to approximately $123 million as of December 31, 2002. The 20% increase in present value of proved reserves was due to three factors: the 15% increase in reserve volumes, a 5% increase in oil prices, and a 24% increase in gas prices as of December 31, 2003, compared to December 31, 2002.

The following table shows certain information about Parallel's proved reserves as of December 31, 2002 and December 31, 2003.

                                December 31,          December 31,       Percentage
                                   2002 (a)             2003 (b)           Change
                                ------------          ------------       -----------
Oil - MMBbls                        10.3                   12.1            17%
Gas - Bcfg                          15.6                   16.3             4%
MMBOE                               12.9                   14.8            15%
BCFE                                77.4                   88.8            15%

Pretax PV-10% (millions)            $123 (c)               $148 (d)        20%

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(a)  Based on independent reserve studies prepared by Williamson Petroleum
     Consultants and Cawley, Gillespie & Associates.
(b) Based on independent reserve studies prepared by Cawley, Gillespie & Associates.
(c) Based on December 31, 2002 prices of $29.21 per Bbl and $4.40 per Mcf. (d) Based on December 31, 2003 prices of $30.63 per Bbl and $5.45 per Mcf.

Management Comments

Larry C. Oldham, Parallel's President and CEO, commented, "On a volume basis, approximately 74% of Parallel's proved reserves are proved developed and the reserve mix is approximately 82% oil and 18% gas, while our daily production mix is approximately 50% oil and 50% gas. We expect additional increases in reserves and production as we accelerate our development programs on our existing projects and begin drilling on our new gas projects in New Mexico and the Barnett Shale in North Texas."

In a final comment, Oldham stated, "As we announced in our December 10, 2003 press release, Parallel has projected a three year capital investment plan of approximately $50 million on our existing portfolio of projects, of which approximately $17 million is estimated to be spent in 2004. This $50 million three year capital investment plan, which does not include any future acquisitions, is anticipated to be funded out of the Company's operating cash flow."

Parallel Petroleum Replaces 250% of 2003 Production
January 23, 2004
Page 2

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.parallel-petro.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.